                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


               Date of report (Date of earliest event reported):
                               SEPTEMBER 12, 2001


                          FIRSTWAVE TECHNOLOGIES, INC.


                                     GEORGIA
                            (State of Incorporation)

                                     0-21202
                            (Commission File Number)

                                   58-1588291
                      (IRS Employer Identification Number)


                        2859 PACES FERRY ROAD, SUITE 1000
                                ATLANTA, GA 30339
                    (Address of principal executive offices)

                                  770-431-1200
                        (Telephone Number of Registrant)


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ITEM 5.  OTHER EVENTS.

On September 7, 2001, Firstwave Technologies, Inc. (the "Company") held a Special Meeting of Shareholders to consider the following proposals:

         (i) to approve the sale and issuance of a new series of preferred stock, designated as the Series C Convertible Preferred Stock (and the issuance of shares of the Company's common stock into which such shares may convert), including (1) 6,667 shares of Series C Convertible Preferred Stock to Mercury Fund II, Ltd. upon the conversion of the $500,025 principal amount of the secured, short-term note between the Company and Mercury Fund II, Ltd. and (2) up to an additional 10,000 shares of Series C Convertible Preferred Stock from time to time on substantially similar terms;

         (ii) the sale and issuance of 10,000 shares of Series C Convertible Preferred Stock (and the issuance of shares of the Company's common stock into which such shares may convert) to Richard T. Brock, President and CEO of the Company, upon the conversion of the $750,000 principal amount of the secured note held by Mr. Brock;

         (iii) to approve an amendment to the Company's Amended and Restated Articles of Incorporation to eliminate certain provisions that require the Company to treat its Series A Convertible Preferred Stock and its Series B Convertible Preferred Stock as "redeemable securities" rather than long-term equity on the Company's financial statements, and to change the timing of dividend payments from annual to monthly; and

         (iv) to approve an amendment to the Company's Amended and Restated Articles of Incorporation to authorize the Board of Directors, in its discretion, to effect a reverse stock split of all the issued and outstanding shares of the Company's common stock at a ratio not to exceed one-for-three as discussed in the Proxy Statement of the Company relating to the Special Meeting.

The primary purpose of the transactions proposed was to help the Company achieve compliance with the applicable continued listing requirements of The Nasdaq Stock Market ("Nasdaq") governing companies listed on the Nasdaq SmallCap Market, in accordance with conditions imposed by a Listing Qualifications Panel of the Nasdaq Stock Market ("Nasdaq Panel") for such continued listing. At the Special Meeting, the Company's shareholders approved all proposals. The votes cast for, against, or abstained were as follows:

                        Votes For:         Votes Against:       Votes Abstained:
                        ----------         --------------       ----------------

              (i)       4,129,979              315,775                  5,895
             (ii)       3,122,899              322,606                  6,145
            (iii)       4,132,196              314,303                  5,150
             (iv)       5,692,494              859,078                  5,170


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Immediately following the Special Meeting of Shareholders, the Board of
Directors of the Company exercised the authority granted to it and voted to effect a one-for-three reverse stock split of the Company's Common Stock, to be effective at 12:01 a.m. on September 12, 2001. In accordance with the Nasdaq Panel's conditions, the Company was required to make, on or before September 12, 2001, a public filing that includes a balance sheet dated not more than 45 days prior to September 12, 2001, demonstrating net tangible assets of not less than $3.5 million. The Company is filing as part of Item 7 of this Report the balance sheet required by the Nasdaq Panel.

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Business Acquired

             Not Applicable

(b)      Pro Forma Financial Information

The following unaudited pro forma financial statements are filed with this report:

         Pro Forma Consolidated Balance Sheet as of July 31, 2001.................Page 4
         Notes to Unaudited Pro Forma Consolidated Balance Sheet..................Page 5


The Pro Forma Consolidated Balance Sheet of the Company is presented to give effect to certain transactions approved by the shareholders of the Company on September 7, 2001. The approved transactions comprise a substantial portion of the Company's plan to achieve compliance with the applicable continued listing requirements of the Nasdaq. The Pro forma Consolidated Balance Sheet is presented as of July 31, 2001, and reflects the following transactions approved by the Company's shareholders on September 7, 2001:

         - Conversion of a convertible promissory note in the amount of $500,025 into Series C Convertible Preferred Stock.

         - Conversion of a convertible promissory note in the amount of $750,000 into Series C Convertible Preferred Stock.

         - Amendment of the Company's Articles of Incorporation to eliminate certain liquidation rights of the Company's Series A and Series B Convertible Preferred Stock.

         - Amendment to the Company's Articles of Incorporation to effect a one-for-three reverse stock split of the Company's common stock.

The Pro Forma Consolidated Balance Sheet should be read in conjunction with the historical audited and unaudited consolidated financial statements and related notes of the Company for the year ended December 31, 2000 as filed on Form 10-K and for the three months ended March 31, 2001, and June 30, 2001 as filed on Form 10-Q.


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


                          FIRSTWAVE TECHNOLOGIES, INC.
                PRO FORMA CONSOLIDATED BALANCE SHEET - UNAUDITED
                               AS OF JULY 31, 2001
                                 (IN THOUSANDS)

                                                                                                PRO FORMA
                                                                              HISTORICAL       ADJUSTMENTS         PRO FORMA
                                                                              ----------       -----------         ---------
             ASSETS
CURRENT ASSETS:
  CASH AND CASH EQUIVALENTS                                                     $  800                                $  800
  ACCOUNTS RECEIVABLE                                                            1,204                                 1,204
  OTHER ASSETS                                                                     471                                   471
                                                                              ----------------------------------------------

TOTAL CURRENT ASSETS                                                             2,475                                 2,475

  PROPERTY AND EQUIPMENT, NET                                                      482                                   482
  CAPITALIZED SOFTWARE, NET                                                      2,184                                 2,184
  GOODWILL                                                                         223                                   223
                                                                              ----------------------------------------------

TOTAL ASSETS                                                                    $5,364                                $5,364
                                                                              ==============================================



             LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
  ACCOUNTS PAYABLE                                                              $  532                                  $532
  DEFERRED REVENUE                                                                 670                                   670
  ACCRUED EMPLOYEE COMPENSATION
    AND BENEFITS                                                                   122                                   122
  BORROWINGS                                                                     1,250          $(1,250)(1)                0
  DIVIDENDS PAYABLE                                                                 67                                    67
  OTHER ACCRUED LIABILITIES                                                        159                                   159
                                                                              ----------------------------------------------

TOTAL CURRENT LIABILITIES                                                        2,800           (1,250)               1,550


REDEEMABLE PREFERRED STOCK                                                       1,702           (1,702)(2)                0

SHAREHOLDERS' EQUITY                                                               862            2,952 (1.2)          3,814
                                                                              ----------------------------------------------

TOTAL LIABILITIES AND
               SHAREHOLDERS' EQUITY                                             $5,364          $     0               $5,364
                                                                              ==============================================


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NOTES TO THE UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

The following adjustments are reflected in the unaudited Pro Forma Consolidated Balance Sheet under the column headed "Pro Forma Adjustments:"

1.       The Pro Forma adjustment reflects the conversion of:

                  (a) a convertible promissory note in the amount of $500,025 into Series C Convertible Preferred Stock, and

                  (b) a convertible promissory note in the amount of $750,000 into Series C Convertible Preferred Stock.

         The conversion of the above two promissory notes results in a recording of beneficial conversion features. The Company will record charges of approximately $730,000. These non-cash charges will be reflected as a reduction in the net income available to common shareholders.

2. The pro forma adjustment reflects the amendment of the Company's Articles of Incorporation to eliminate certain liquidation rights of the Company's Series A and Series B Convertible Preferred Stock.

3. It should be noted that the Company effected a one-for-three reverse stock split on September 12, 2001.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                 FIRSTWAVE TECHNOLOGIES, INC.



DATE:      9-12-01               /s/ Judith A. Vitale
     -------------------         ---------------------------------------------
                                 Judith A. Vitale
                                 Vice President of Finance and Administration


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